                                                                  EXHIBIT (b)(4)
AUGUST 25, 1996
                                                                    CONFIDENTIAL

[GRAPHIC OMITTED]
                                CS FIRST BOSTON

                       MATERIALS PREPARED FOR DISCUSSION
                           SILVER KING COMMUNICATIONS

                                                                  CONFIDENTIAL

                           SILVER KING COMMUNICATIONS

                            TERMS OF HSN TRANSACTION

                  TERMS                                        DESCRIPTION
------------------------------------------  -------------------------------------------------
Form of Transaction: .....................  Merger followed by Exchange
Consideration Per HSN Share to Public:
  HSN Common..............................  - 0.450x SKTV Common
Total Consideration Paid to Public: ......  24.5MM Common SKTV shares
                                            ($722MM of equity value as of 8/21/96)
Consideration Per HSN Share to Liberty
  Media:
  HSN Common..............................  - 0.450x SKTV Common
  HSN Class B.............................  - 0.540x SKTV Class B
Initial Consideration Paid to Liberty
  Media: .................................  7.8MM Class B SKTV shares
                                            ($229MM of equity value as of 8/21/96)
"Contingent Shares" Paid to Liberty
  Media: .................................  2.6MM Class B SKTV shares
                                            ($78MM of equity value as of 8/21/96)
                                            Right to receive SKTV Class B shares during the
                                            first three years after the merger. At the end of
                                            three years, if Liberty still holds Contingent
                                            Shares, Liberty receives an equivalent number of
                                            SKTV Common shares for its Contingent Shares and
                                            an additional estimated 0.8MM SKTV Common shares
                                            ("Tax Gross-Up Shares") to pay tax upon cash sale
                                            of the Contingent Shares.
Shares Paid to Liberty Media for its        Liberty continues to hold 18.3MM HSN shares in
  "Residual HSN Interest": ...............  order to comply with FCC regulations. The shares are generally mandatorily exchangeable at such
                                            time as Liberty can hold additional SKTV shares
                                            at the .450 ratio for HSN Common shares and the
                                            .540 ratio for HSN Class B shares. Term of the
                                            obligation to exchange the Residual HSN Interest
                                            into SKTV shares will be [20] years.
Conditions: ..............................  Regulatory approval; SKTV and HSN shareholders'
                                            approval

                           SILVER KING COMMUNICATIONS

                 OWNERSHIP CONSTRAINTS/FACTS OF HSN TRANSACTION

CONSTRAINT #1:  LIBERTY MAY NOT OWN MORE THAN 21.37% OF THE TOTAL SHARES
                OUTSTANDING OF SKTV FOR FCC PURPOSES.

                                                                             SKTV SHARES(MM)
                                                                             ---------------
SKTV Shares Outstanding (August 5, 1996).....................................       9.491
SKTV Shares to be Issued to Savoy............................................       4.206
SKTV Shares to be Issued to Unaffiliated HSN Shareholders....................      24.488
                                                                                  ------
Total SKTV Shares Outstanding Before Liberty Exchange........................      38.185
Additional SKTV Shares Allowed to be Held by Liberty Initially...............       7.756
                                                                                  ------
SKTV Shares Outstanding Immediately After the Merger.........................      45.941
                                                                                  ======
SKTV Shares Held by Liberty Before the Merger................................       2.062
Additional SKTV Shares Allowed to be Held by Liberty Initially...............       7.756
                                                                                  ------
SKTV Shares Allowed to be Held Directly by Liberty (21.37%)..................       9.818
                                                                                  ======

FACT #1: LIBERTY TO RECEIVE AN EFFECTIVE 10.65% PREMIUM ON BOTH HSN COMMON AND CLASS B SHARES, ALL OF WHICH WILL BE PAID ON HSN CLASS B SHARES.

                                                   HSN                     EXCHANGE        SKTV
                                                SHARES(MM)     PREMIUM      RATIO       SHARES(MM)
                                                ----------     -------     --------     ----------
PREMIUM ON COMMON AND CLASS B SHARES
  HSN Common Shares Held by Liberty.............   17.567       10.65 %    .497925         8.747
  HSN Class B Shares Held by Liberty............   20.000       10.65 %    .497925         9.958
                                                  -------                                 ------
                                                   37.567       10.65 %    .497925        18.705
                                                  =======                                 ======
EQUIVALENT PREMIUM ONLY ON CLASS B SHARES
  HSN Common Shares Held by Liberty.............   17.567        0.00 %    .450000         7.905
  HSN Class B Shares Held by Liberty............   20.000       20.00 %    .540000        10.800
                                                  -------                                 ------
                                                   37.567       10.65 %    .497925        18.705
                                                  =======                                 ======

                                                                    CONFIDENTIAL

                           SILVER KING COMMUNICATIONS

                 OWNERSHIP CONSTRAINTS/FACTS OF HSN TRANSACTION

CONSTRAINT #2: AT LEAST 80% OF THE OUTSTANDING SHARES AND OUTSTANDING VOTING
               POWER OF HSN MUST BE OWNED BY SKTV TO FACILITATE A TAX FREE EXCHANGE AND TO PERMIT TAX CONSOLIDATION OF HSN'S RESULTS.

                                                                                          SKTV SHARES
                                                                                           INITIALLY
                                         HSN           HSN          HSN      EXCHANGE       RECEIVED
                                      SHARES(MM)    OWNERSHIP%    VOTING%     RATIO      BY LIBERTY(MM)
                                      ----------    ----------    -------    --------    --------------
HSN Shares Exchanged by
  Unaffiliated Shareholders........     54.418
HSN Class B Shares Exchanged by
  Liberty..........................     19.262                                 .540          10.401
                                        ------
SKTV Ownership of HSN Immediately
  After Merger.....................     73.680          80.1%       90.8%
HSN Class B Shares Not Exchanged by
  Liberty..........................       .738
HSN Common Shares Not Exchanged by
  Liberty..........................     17.567
                                        ------
Liberty Ownership of HSN
  Immediately After Merger
  ("Residual HSN Interest")........     18.305          19.9         9.2
                                                       -----       -----
Total HSN Shares Outstanding
  (August 1, 1996).................     91.985         100.0%      100.0%
                                        ======         =====       =====
SKTV "Contingent Shares" Issued to
  Liberty..........................                                                          (2.645)
                                                                                             ------
Additional SKTV Shares Allowed to
  be Held by Liberty Initially
  (Constraint #1)..................                                                           7.756

                                                                   CONFIDENTIAL



                           SILVER KING COMMUNICATIONS

                 OWNERSHIP CONSTRAINTS/FACTS OF HSN TRANSACTION

FACT #2: IF THE CONTINGENT SHARES CAN NOT BE DELIVERED TO LIBERTY WITHIN THREE YEARS, SKTV MAY HAVE TO DELIVER TO LIBERTY AN ADDITIONAL ESTIMATED
          0.807 MILLION SKTV COMMON SHARES AS A TAX GROSS-UP.

                                        IMMEDIATELY AFTER THE MERGER               3 YEARS AFTER THE MERGER WITH TAX GROSS-UP
                               ----------------------------------------------    ----------------------------------------------
                                 HSN      EXCHANGE     SKTV                        HSN      EXCHANGE     SKTV
                               SHARES      RATIO      SHARES     VALUATION(1)    SHARES      RATIO      SHARES     VALUATION(1)
                               -------    --------    -------    ------------    -------    --------    -------    ------------
                                                             (MILLIONS, EXCEPT PER SHARE AMOUNTS)
HSN Shares Exchanged by
  Unaffiliated
  Shareholders...............   54.418    .450000      24.488      $  722.4       54.418    .450000      24.488      $  722.4
HSN Class B Shares Exchanged
  by Liberty.................   19.262    .540000       7.756         228.8       19.262    .540000       7.756         228.8
  Contingent Shares..........                           2.645          78.0                               2.645          78.0
  Tax Gross-Up Shares(2).....                              --            --                                .807          23.8
HSN Class B Shares Not
  Exchanged by Liberty.......     .738    .540000        .399          11.8         .738    .540000        .399          11.8
HSN Common Shares Not
  Exchanged by Liberty.......   17.567    .450000       7.905         233.2       17.567    .450000       7.905         233.2
                               -------    --------    -------    ------------    -------    --------    -------    ------------
Equity Value.................   91.985    .469566      43.193      $1,274.2       91.985    .478339      44.000      $1,298.0
Net Debt.....................                                         101.1                                             101.1
                                                                 ------------                                      ------------
Adjusted Market Value........                                      $1,375.3                                          $1,399.1
Equity Value Per Share.......  $13.852                $29.500                    $14.111                $29.500
Adjusted Market Value/1996
  EBITDA(3)..................                                          19.6x                                             19.9x
Adjusted Market Value/1997
  EBITDA(4)..................                                          10.8x                                             11.0x
SKTV Shares Sold by
  Liberty....................                              --                                             3.452(6)
SKTV Shares Held by
  Liberty....................                          20.767(5)                                         18.122(6)
Total SKTV Shares............                          56.890(5)                                         57.697
Effective Liberty Ownership
  of SKTV....................                            36.5%                                             31.4%
Implied Liberty
  Premium/Exchange Ratio.....    10.65%   .497925                                   15.4%   .519392

---------------
(1) Based on SKTV stock price on August 21, 1996 of $29.50 and valuing SKTV Class B stock at the SKTV Common stock price.

(2) Assumes 40% tax rate, $8.64 tax basis per HSN Class B share for Liberty as provided by Liberty ($16.00 per SKTV Class B share), and SKTV Common stock price of $29.50 at the end of year 3.

(3) HSN management projections assuming 1996 EBITDA of $70.2 million.

(4) HSN management projections assuming 1997 EBITDA of $127.3 million.

(5) Includes Contingent Shares and Residual HSN Interest.

(6) Assumes Contingent Shares and Tax Gross-Up Shares are sold by Liberty.

                                                                    CONFIDENTIAL

                           SILVER KING COMMUNICATIONS

                  STOCK PRICE PERFORMANCES SINCE ANNOUNCEMENT

                   CLOSING STOCK PRICES (11/24/95 -- 8/21/96)

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)                  HSN            SKTV
11/27/95                                   100             100
12/29/95                                    92              99
2/1/96                                      85              81
3/6/96                                     118              91
4/9/96                                     112              84
5/13/96                                    135              84
6/14/96                                    140              90
7/18/96                                    121              70
8/21/96                                    112              84
SKTV RELEVANT STATISTICS                 HSN RELEVANT STATISTICS
--------------------------               --------------------------
- Last Twelve Months High    $40.250     - Last Twelve Months High   $15.625
- Last Twelve Months Low     $21.250     - Last Twelve Months Low     $7.875
- Stock Price (11/24/95)     $35.000     - Stock Price (11/24/95)     $9.500
- Stock Price (8/21/96)      $29.500     - Stock Price (8/21/96)     $10.875

                                                                    CONFIDENTIAL

                           SILVER KING COMMUNICATIONS

               HSN-SKTV EXCHANGE RATIO ANALYSIS 12/6/95 - 8/21/96

30 DAY AVERAGES OVER PRIOR 180 TRADING DAYS

                                                           30 TRADING DAYS PRIOR TO:
                                           ---------------------------------------------------------
                                           8/21/96   7/10/96   5/28/96   4/15/96   3/1/96    1/18/96
                                           -------   -------   -------   -------   -------   -------
HSN......................................  $10.638   $13.400   $12.650   $10.846   $ 9.196   $ 9.121
SKTV.....................................   25.850    30.890    30.263    30.296    30.042    33.904
EXCHANGE RATIO...........................    0.412X    0.434X    0.418X    0.358X    0.306X    0.269X

60 DAY AVERAGES OVER PRIOR 180 TRADING DAYS

                                                                   60 TRADING DAYS PRIOR TO:
                                                                -------------------------------
                                                                8/21/96     5/28/96     3/1/96
                                                                -------     -------     -------
HSN...........................................................  $12.019     $11.748     $ 9.158
SKTV..........................................................   28.370      30.279      31.973
EXCHANGE RATIO................................................    0.424X      0.388X      0.286X

90 DAY AVERAGES OVER PRIOR 180 TRADING DAYS

                                                                         90 TRADING DAYS PRIOR
                                                                                  TO:
                                                                         ---------------------
                                                                         8/21/96       4/15/96
                                                                         -------       -------
HSN....................................................................  $12.229       $ 9.721
SKTV...................................................................   29.001        31.414
EXCHANGE RATIO.........................................................    0.422X        0.309X

                                                                    CONFIDENTIAL

                           SILVER KING COMMUNICATIONS

                            HSN - VALUATION SUMMARY

CS FIRST BOSTON AGGREGATE REFERENCE RANGE
(DOLLARS IN MILLIONS)

                             ENTERPRISE VALUE    IMPLIED 1997E OCF       EQUITY VALUE      IMPLIED PER SHARE
     VALUATION METHOD             RANGE             MULTIPLE(1)             RANGE              PRICE(3)
-------------------------- --------------------  -----------------   --------------------  -----------------
DISCOUNTED CASH FLOW
  ANALYSIS
  Management Case.........  $1,358.5 - $1,669.9    10.7x - 13.1x      $1,257.4 - $1,568.8    $13.67 - $17.05
  Conversion Case.........   1,376.8 -  1,698.7     10.8  - 13.3       1,275.7 -  1,597.6     13.87 -  17.37
  Downside Case...........   1,057.6 -  1,306.4      8.3  - 10.2         956.5 -  1,205.3     10.40 -  13.10
COMPARABLE COMPANY           1,082.1 -  1,400.3      8.5  - 11.0         981.0 -  1,299.2     10.66 -  14.12
  ANALYSIS................
COMPARABLE ACQUISITIONS      1,120.2 -  1,222.1      8.8  -  9.6(2)    1,019.1 -  1,121.0     11.08 -  12.18
  ANALYSIS................
                           --------------------  -----------------   --------------------  -----------------

---------------
(1) Based on 1997E OCF of $127.3 MM.

(2) Based on LTM acquisition multiple of 10.0x - 11.0x discounted back one year at 13 - 14%.

(3) Assumes 92.0 MM shares outstanding.

                                                                CONFIDENTIAL


                           SILVER KING COMMUNICATIONS

                      HSN -- DISCOUNTED CASH FLOW ANALYSIS

     The Management Case below reflects projections provided by HSN management for 1996 through 2001 and projections created by CS First Boston for 2002 through 2006. The two additional scenarios below begin with the Management Case and make various assumptions for: (a) broadcast carriage/disengagement, (b) EBITDA margin, and (c) capital expenditures. An explanation of the assumptions underlying the three cases is outlined below:

1. MANAGEMENT CASE

     - Broadcast Carriage/Disengagement -- Carriage by all broadcasters including Silver King continues through 2006.

     - EBITDA Margin -- EBITDA margin increases from 6.1% in 1996 to 14.9% in 2006.

     - Capital Expenditures -- Capital expenditures decline from 1.4% of net sales in 1997 to 0.5% of net sales in 2001 and remains constant through 2006. Total HSN capital expenditures from 1997 through 2006 are $119 million.

2. CONVERSION CASE

     - Broadcast Carriage/Disengagement -- HSN is disengaged from all broadcasters including Silver King on December 31, 1997. Disengagement requires HSN to pay $25 million in 1997 and $25 million in 1998 to continue cable carriage under selected cable agreements.

     - EBITDA Margin -- EBITDA margin climbs from 6.1% in 1996 to 16.0% in 2000 and remains constant through 2006. This 16.0% EBITDA margin reflects a reasonable ceiling on HSN's EBITDA margin given that the highest EBITDA margin QVC achieved from 1992 to present is approximately 16.0%. EBITDA margins are higher than the Management Case primarily as a result of the elimination of approximately $60 million per year in payments to broadcasters.

     - Capital Expenditures -- Capital expenditures increase to 1.5% of net sales beginning in 1999. This level of capital expenditures exceeds HSN's historical average of 1.4% of net sales for 1993 through 1996 but is less than QVC's capital expenditure level which has historically approximated 2% - 3% of net sales. Total HSN capital expenditures from 1997 through 2006 are estimated to be $278 million.

3. DOWNSIDE CASE

     - Broadcast Carriage/Disengagement -- Carriage by all broadcasters including Silver King continues through 2006.

     - EBITDA Margin -- EBITDA margin increases from 6.1% in 1996 to 12.0% in 2000 and remains constant through 2006. This margin reflects HSN's best EBITDA margin on an historical basis of 12.0% achieved in fiscal 1990.

     - Capital Expenditures -- Like the Conversion Case, the Downside Case increases management's capital expenditure assumption to 1.50% of net sales. Total HSN capital expenditures from 1997 through 2006 are estimated to be $278 million.

                                                                CONFIDENTIAL


                           SILVER KING COMMUNICATIONS

                      HSN -- DISCOUNTED CASH FLOW ANALYSIS

OPERATING ASSUMPTIONS

                               1996E        1997E        1998E        1999E        2000E        2001E
                              --------     --------     --------     --------     --------     --------
                                                        (DOLLARS IN MILLIONS)
NET REVENUES
  Management Case...........  $1,153.1     $1,311.3     $1,427.1     $1,554.4     $1,694.3     $1,848.5
  Conversion Case...........   1,153.1      1,311.3      1,315.5      1,448.0      1,592.8      1,751.0
  Downside Case.............   1,153.1      1,311.3      1,427.1      1,554.4      1,694.3      1,848.5

OPERATING CASH FLOW
  Management Case...........  $   70.2     $  127.3     $  164.6     $  198.1     $  229.7     $  265.2
  Conversion Case...........      70.2        127.3        196.5        224.2        254.8        280.2
  Downside Case.............      70.2        127.3        149.9        181.9        203.3        222.2

UNLEVERED FREE CASH FLOW
  Management Case...........  $    7.5     $   59.6     $   74.7     $  111.9     $  128.1     $  150.6
  Conversion Case...........       7.5         59.6         93.2        113.2        128.7        142.7
  Downside Case.............       7.5         59.6         65.5         86.5         96.3        106.2

PRESENT VALUE MATRIX

                                                       TERMINAL VALUE MULTIPLE
                              -------------------------------------------------------------------------
       DISCOUNT RATE                  7.0X                      8.0X                      9.0X
----------------------------  ---------------------     ---------------------     ---------------------
                                                        (DOLLARS IN MILLIONS)
13.0%
  Management Case...........               $1,455.4                  $1,562.6                  $1,669.9
  Conversion Case...........                1,475.0                   1,586.8                   1,698.7
  Downside Case.............                1,132.7                   1,219.5                   1,306.4

14.0%
  Management Case...........               $1,358.5                  $1,456.6                  $1,554.8
  Conversion Case...........                1,376.8                   1,479.2                   1,581.6
  Downside Case.............                1,057.6                   1,137.1                   1,216.6

                                                                    CONFIDENTIAL

                           SILVER KING COMMUNICATIONS

                       HSN -- COMPARABLE COMPANY ANALYSIS

PUBLIC MARKET VALUATION

                                       RELEVANT           ENTERPRISE             EQUITY           IMPLIED PER
                                    MULTIPLE RANGE        VALUE RANGE        VALUE RANGE(1)     SHARE PRICE(2)
                                    --------------    -------------------   -----------------   ---------------
                                                               (DOLLARS IN MILLIONS)
1997E EBITDA........... $127.3MM    8.5x - 11.0x      $1,082.1 - $1,400.3   $981.0 - $1,299.2   $10.66 - $14.12
CSFB REFERENCE RANGE...                               $1,082.1 - $1,400.3   $981.0 - $1,299.2   $10.66 - $14.12

---------------
(1) Includes cash balance of $17.4MM.

(2) Assumes 92.0MM shares outstanding.



COMPARISON OF MARKET DATA OF SELECTED COMPARABLE COMPANIES

                                                                        MULTIPLE OF
                                                           ADJUSTED       EBITDA          REVENUE
                                         MARKET VALUE       MARKET     -------------    ------------
               COMPANY                  (AS OF 8/21/96)     VALUE      1996E    1997E   1996E   1997E
--------------------------------------  ---------------    --------    -----    ----    ----    ----
                                                           (DOLLARS IN MILLIONS)
Home Shopping Network.................     $ 1,005.0       $1,106.2     15.8x    8.7x    1.0x    0.8x
ValueVision Int'l.....................         176.0           96.2     13.9      NA     0.9      NA
Shop at Home..........................          37.6           45.2     14.4      NA     1.2      NA

                                                                   CONFIDENTIAL
                           SILVER KING COMMUNICATIONS

                    HSN -- COMPARABLE ACQUISITIONS ANALYSIS

                                                                                   MULTIPLE OF
                                             DATE OF           ADJUSTED        --------------------
             TARGET/ACQUIROR               ANNOUNCEMENT     PURCHASE PRICE     LTM REVS     LTM OCF
-----------------------------------------  ------------     --------------     --------     -------
                                                            (DOLLARS IN MILLIONS)
QVC/Comcast/Liberty......................      8/4/94          $2,232.9           1.7x        11.0x
HSN(1)/Liberty...........................     4/19/93          $  754.2           0.7x        10.4x
HSN(2)/Liberty...........................    12/10/92          $  979.5           0.9x         8.3x
CVN/QVC..................................    10/10/89          $  466.8           0.7x        10.3x

---------------
(1) Liberty purchased voting control through 20MM Class B Shares for approximately $9/share.

(2) Liberty purchased 15MM Common Shares for $7/Share.

Note: Adjusted Purchase Prices are for the entire value of the target company.

                                                                    CONFIDENTIAL

                           SILVER KING COMMUNICATIONS

                             CONTRIBUTION ANALYSIS

PERCENTAGE OF COMBINED ENTITY

                                                                        INCLUDING CONTINGENT SHARES,
         EXCLUDING CONTINGENT SHARES     INCLUDING CONTINGENT SHARES    RESIDUAL HSN INTEREST AND TAX
          AND RESIDUAL HSN INTEREST       AND RESIDUAL HSN INTEREST          GROSS-UP SHARES(1)
        -----------------------------   -----------------------------   -----------------------------
        ECONOMIC STAKE   VOTING STAKE   ECONOMIC STAKE   VOTING STAKE   ECONOMIC STAKE   VOTING STAKE   1997E REVENUE   1997E OCF
        --------------   ------------   --------------   ------------   --------------   ------------   -------------   ---------
SKTV...       20.7%(2)        22.7%(2)        16.7%(2)        17.7%(2)        16.5%(2)        20.4%(2)         3.2%         13.3%
SPEI...        9.2%            3.1%            7.4%            2.4%            7.3%            2.8%            4.2%         13.3%
HSN...        70.2%           74.2%           75.9%           79.8%           76.3%           76.8%           92.6%         73.4%
           -------       ------------      -------       ------------      -------       ------------   -------------   ---------
             100.0%          100.0%          100.0%          100.0%          100.0%          100.0%          100.0%        100.0%

---------------
(1) Assumes Liberty sells 2.645 million Contingent Shares and 0.807 million Tax Gross-Up Shares at the end of year 3.

(2) Represents current SKTV shareholders' post-transaction ownership of combined entity (includes 2.062 million shares held by Liberty pre-mergers).

                                                                    CONFIDENTIAL

                           SILVER KING COMMUNICATIONS

               MERGER CONSEQUENCES -- SUMMARY (FULLY DILUTED)(1)

                                      1996          1997          1998          1999          2000
                                    ---------     ---------     ---------     ---------     ---------
OCF/SHARE
  Existing........................  $    2.34     $    2.40     $    2.47     $    2.57     $    2.68
  SKTV/SPEI.......................       2.62          3.34          3.75          3.90          4.06
  SKTV/HSN........................       1.73          2.80          3.51          4.16          4.69
  SKTV/SPEI/HSN...................       1.84          3.00          3.74          4.36          4.87

(OCF-INTEREST)/SHARE
  Existing........................  $    1.59     $    1.77     $    1.96     $    2.19     $    2.44
  SKTV/SPEI.......................       1.15          1.96          2.51          2.83          3.19
  SKTV/HSN........................       1.47          2.58          3.31          3.98          4.55
  SKTV/SPEI/HSN...................       1.36          2.55          3.33          3.98          4.55

REVENUE/SHARE
  Existing........................  $    4.61     $    4.73     $    4.87     $    5.06     $    5.28
  SKTV/SPEI.......................       7.05          7.63          8.12          8.40          8.90
  SKTV/HSN........................      22.33         25.31         27.49         29.90         32.07
  SKTV/SPEI/HSN...................      21.63         24.50         26.62         28.89         31.00

EARNINGS/SHARE
  Existing........................  $    0.20     $    0.35     $    0.47     $    0.61     $    0.71
  SKTV/SPEI.......................      (0.25)         0.14          0.57          0.80          0.98
     Accretion/(Dilution).........    (223.70)%      (59.50)%       21.70%        32.00%        38.00%
  SKTV/HSN........................  $   (0.09)    $    0.57     $    0.96     $    1.35     $    1.70
     Accretion/(Dilution).........    (146.30)%       62.80%       105.70%       122.30%       140.60%
  SKTV/SPEI/HSN...................  $   (0.78)    $   (0.12)    $    0.25     $    0.60     $    0.92
     Accretion/(Dilution).........    (492.30)%     (134.00)%      (45.80)%       (0.40)%       29.20%

TOTAL NET DEBT
  Existing........................  $   65.5      $   51.0      $   35.1      $   17.5      $   (2.0)
  SKTV/SPEI.......................     242.2         221.8         194.7         163.9         129.2
  SKTV/HSN........................     192.0         177.5         161.6         114.9          44.6
  SKTV/SPEI/HSN...................     338.8         320.8         300.4         249.6         175.2

TOTAL BOOK EQUITY
  Existing........................  $   10.1      $   13.4      $   17.9      $   23.7      $   30.5
  SKTV/SPEI.......................      94.6          97.6         106.4         118.5         133.0
  SKTV/HSN........................     180.3         239.6         320.0         421.1         542.8
  SKTV/SPEI/HSN...................   1,385.6       1,378.7       1,393.4       1,452.1       1,529.5

---------------
(1) Includes Contingent Shares and Residual HSN Interest and assumes an additional 0.807 million Tax Gross-Up Shares at the end of year 3.

                                                                    CONFIDENTIAL
                           SILVER KING COMMUNICATIONS

                             SKTV OWNERSHIP SUMMARY

                                                                        POST-TRANSACTIONS
                                                   ------------------------------------------------------------
                                                                                                 INCLUDING
                                                       EXCLUDING            INCLUDING            CONTINGENT
                                                       CONTINGENT           CONTINGENT        SHARES, RESIDUAL
                                                       SHARES AND           SHARES AND        HSN INTEREST AND
                                                      RESIDUAL HSN         RESIDUAL HSN         TAX GROSS-UP
                               PRE-TRANSACTIONS         INTEREST             INTEREST            SHARES(1)
                              ------------------   ------------------   ------------------   ------------------
            OWNER             % ECON.   % VOTING   % ECON.   % VOTING   % ECON.   % VOTING   % ECON.   % VOTING
----------------------------- -------   --------   -------   --------   -------   --------   -------   --------
Diller.......................    4.7%       1.4%      1.0%       0.3%      0.8%       0.3%      0.8%       0.3%
Diller/Liberty/BDTV Inc......   21.7       64.2      21.4       71.0      36.5       77.3      31.4       71.7
Speer........................   13.5       16.1       2.8        3.7       2.3        2.9       2.2        3.3
SKTV Public..................   60.1       18.3      12.4        4.2      10.0        3.2      15.9        6.0
Savoy........................    0.0        0.0       9.2        3.1       7.4        2.4       7.3        2.8
HSN Public...................    0.0        0.0      53.3       17.8      43.0       13.9      42.4       16.0
                              -------   --------   -------   --------   -------   --------   -------   --------
                               100.0%     100.0%    100.0%     100.0%    100.0%     100.0%    100.0%     100.0%
                              ======    =======    ======    =======    ======    =======    ======    =======

---------------
(1) Assumes Liberty sells 2.645 million Contingent Shares and 0.807 million Tax Gross-Up Shares at the end of year 3.